CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reportdated March 28, 2008 relating to the financial statements and financial statement schedules, which appear inEverest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

December 16, 2008